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      ===================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                           THE HYDROGIENE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         Florida                                              91-1853701
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                          Identification Number)

                        12335 World Trade Drive, Suite 8
                           San Diego, California 92128
                    (Address of Principal Executive Offices)

                    Employment Agreement of Charles Kallmann
                            (Full title of the plan)

                               Retainer Agreement
                            (Full title of the plan)

                    Charles Kallmann, Chief Executive Officer
          12335 World Trade Drive, Suite 8, San Diego, California 92128
                     (Name and address of agent for service)

                                 (858) 675-8033
          (Telephone number, including area code, of agent for service)
                                ----------------
                                   Copies to:
                             Jeffrey A. Rinde, Esq.
                               Bondy & Schloss LLP
                         6 East 43rd Street, 25th Floor
                            New York, New York 10017
                              Phone: (212) 661-3535
                               Fax: (212)972-1677


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


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
Title of                                       Proposed               Proposed
Securities                                     Maximum Per            Maximum
to be                     Amount to be         Offering Price         Aggregate              Amount of
Registered                Registered           Per Share              Offering Price         Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value   5,267,942 shares (1)  $1.28                  $  6,742,966           $1,780(2)
$.0001 per share
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value   3,000,000             $0.15                  $    450,000           $  119(4)
$.0001 per share          shares (3)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value   500,000               $1.28                  $    640,000(6)        $  169(6)
$.0001 per share          shares(5)
--------------------------------------------------------------------------------------------------------------------

TOTAL                                                                  $   7,832,966          $2,068
--------------------------------------------------------------------------------------------------------------------

(1) Common Stock issued to Charles Kallmann as compensation for services rendered pursuant to his employment agreement.

(2) Calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked price as of April 7, 2000.

(3) Issuable upon exercise of an option granted to Charles Kallmann exercisable at $.15 per share as compensation for services rendered pursuant to his employment agreement.

(4) Calculated pursuant to Rule 457(h)(1) under the Securities Act based upon the exercise price for the shares of common stock underlying the option.

(5) Common Stock issued to the Registrant's general counsel for legal services rendered.

(6) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked price as of April 7, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement in Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         This Registration Statement on Form S-8 (the "Registration Statement") of The Hydrogiene Corporation, a Florida corporation, (the "Registrant") cover 8,767,942 shares of the Registrant's common stock, par value $.0001 per share ("Common Stock"), which includes 3,000,000 shares reserved for issuance upon the exercise of an option at $.15 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

                  (b)(i)  Current Report on Form 8-K filed on December 14, 1999.

                    (ii)  Current Report on Form 8-K/A filed on March 1, 2000.

                   (iii)  Current Report on Form 8-K/A filed on March 6, 2000.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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Item 4. Description of Securities.

         The Registrant's authorized capital stock consists of 50,000,000 shares of Common Stock, $.0001 par value, of which 40,294,221 shares are issued and outstanding.

         Subject to the rights of the holders of any series of preferred stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Upon liquidation or dissolution of the Registrant, the holders of Common Stock are entitled to receive a pro rata share of all assets available for distribution to stockholders after payment of all obligations of the Registrant including dividends and preferences attributed to any series of preferred stock. The shares of Common Stock have no cumulative voting rights or preemptive or other subscription rights and there are no conversion rights or redemption provisions with respect to such shares. The shares of Common Stock presently outstanding are validly issued, fully paid and non-assessable. Authorized Common Stock may be issued at any time and from time to time, in such amounts, and for such consideration as may be fixed by the Board of Directors of the Registrant.

Item 5. Interests of Named Experts and Counsel.

         Bondy & Schloss LLP serves as general counsel to the Registrant and currently owns 500,000 shares of Common Stock of the Registrant which shares are being registered herein.

Item 6. Indemnification of Directors and Officers.

         The Florida General Corporation Act (the "FGCA"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonable incurred in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a criminal action or proceeding, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. The FGCA also provides that indemnification is not exclusive, and a corporation may make any further indemnification under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, however no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action and constitute (a) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the director or officer derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of s.607.144 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.



Item 8.  Exhibits.

Exhibit No.                Description
-----------                -----------
4.1                        * Specimen Common Stock Certificate
4.2                        Options issued to Mr. Charles Kallmann dated June 14, 1999 and March 29, 2000.  To be filed by amendment.
5.1                        * Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.
23                         * Consent of Bondy & Schloss LLP  (included in Exhibit 5.1).
24                         * Powers of Attorney  (included  on p. II-4 of this  Registration Statement).

-------------
* Filed herewith.

Item 9. Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on the 11 day of April, 2000.

                                          THE HYDROGIENE CORPORATION

                                          By: /s/ Charles Kallmann
                                              ---------------------------------
                                              Charles Kallmann, Chief Executive
                                                     Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of April, 2000.


      Signature                                                  Title
      ---------                                                  -----
/s/ Charles Kallmann                                  Chief Executive Officer, Chairman
---------------------------------------               and Director
Charles Kallmann

/s/ John Aguero                                       President and Director
---------------------------------------
John Aguero

/s/ Michael Brette                                    Vice President and Director
---------------------------------------
Michael Brette

/s/ Arden E. Roney                                    Director
---------------------------------------
Arden E. Roney

/s/ Henry Lloyd                                       Vice President Corporate Development
---------------------------------------
Henry Lloyd


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Kallmann, his true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on the 11th day of April, 2000.



      Signature                                                        Title
      ---------                                                        -----


/s/ Charles Kallmann                                       Chief Executive Officer, Chairman
---------------------------------------                    and Director
Charles Kallmann

/s/ John Aguero                                            President and Director
---------------------------------------
John Aguero

/s/ Michael Brette                                         Vice President and Director
---------------------------------------
Michael Brette

/s/ Arden E. Roney                                         Director
----------------------------------------
Arden E. Roney

/s/ Henry Lloyd                                            Vice President Corporate Development
---------------------------------------
Henry Lloyd


II-4



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                                  EXHIBIT INDEX

Index and Description of Exhibits.

Exhibit No.                Description
-----------                -----------
4.1                        * Specimen Common Stock Certificate
4.2                        Option issued to Mr. Charles Kallmann dated June 14, 1999 and March 29, 2000. To be filed by amendment.
5.1                        * Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.
23                         * Consent of Bondy & Schloss LLP  (included in Exhibit 5.1).
24                         * Powers of Attorney  (included  on p. II-4 of this  Registration Statement).

-------------
* Filed herewith.